UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2017, Odyssey Marine Exploration, Inc. (the “Company”) was notified by the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDAQ”) that the Company did not satisfy the minimum $35 million market value of listed securities requirement for the past 30 consecutive business days, as required for continued listing on The Nasdaq Capital Market under NASDAQ Listing Rule 5550(b)(2). However, in accordance with the NASDAQ Listing Rules, the Company has been granted a 180-day period within which to regain compliance with the market capitalization requirement, through September 20, 2017. In order to achieve compliance, the Company must evidence a market value of listed securities of at least $35 million for a minimum of ten consecutive business days. The notice has no present impact on the listing of the Company’s securities on NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: March 30, 2017	By:	/s/ Jay A. Nudi
Jay A. Nudi
Interim Chief Financial Officer